Exhibit 99.1 MBIA Inc. 113 King Street Armonk, NY 10504 www.mbia.com NEWS RELEASE

MBIA, Media: Willard Hill +1-914-765-3860

MBIA, Media: Elizabeth James +1-914-765-3889

APCO Worldwide, Media: Jim McCarthy +1-202-333-8810

MBIA, Investor Relations: Greg Diamond +1-914-765-3190

DEBRA PERRY RESIGNS FROM MBIA BOARD IN ORDER TO CONSULT ON MBIA’S RISK STRATEGY

ARMONK, March 12, 2008 – MBIA (NYSE:MBI) today announced that in conjunction with its five-year transformation plan, the Company has asked Debra Perry to consult on a project to assist both the Credit Risk Committee of the Board of Directors and Jay Brown to refine and implement MBIA’s risk strategy for the global credit markets going forward. Ms. Perry will step down from her Board position at MBIA Inc., effective today, March 12, 2008, to accept this consulting assignment.

“Debra has made enormous contributions to our Board,” said Jay Brown, MBIA Chairman and CEO. “She has served on the Audit, Credit Risk and Finance committees of the Board since joining us in 2004. Given the challenge we face in retooling our risk management parameters and processes, and Debra’s extensive experience in credit markets, I couldn’t ask for a more qualified person to work with the MBIA staff and the Credit Risk Committee of the Board throughout 2008.”

“We will miss Debra’s direct involvement on Credit Risk Committee matters, but her risk strategy expertise will be an important component in designing the Company’s blueprint for the future,” said Laurence Meyer, PhD, Chairperson of the Credit Risk Committee.

“I am delighted to have been asked by Jay and the Board to help refine MBIA’s risk strategy and to assist in strengthening board oversight of the risk function,” said Ms. Perry. “It is a privilege to work with Jay and the members of the Credit Risk Committee on this important assignment.”

Ms. Perry is currently a member of the Board of Directors of Conseco, Inc. and Korn/ Ferry International and is a frequent speaker on topics related to enterprise risk management and audit committee oversight in the new governance environment. Prior to joining the Board of MBIA, Ms. Perry worked at Moody’s Corporation from 1992 to 2004. At Moody’s, she served as Chief Administrative Officer and Chief Credit Officer, and had responsibility for several rating groups, including Americas Corporate Finance, Leverage Finance, Public Finance and Finance, Securities and Insurance. Prior to joining Moody’s, Ms. Perry was a Director in Fixed Income Research at the First Boston Corporation. Earlier in her career, she worked in a variety of banking and capital market functions at Chemical Bank in New York, Paris and London. She holds an undergraduate degree from the University of Wisconsin and a graduate degree from Yale University.

This release contains statements about future results that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA’s innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.’s principal operating subsidiary, MBIA Insurance Corporation, has the following financial strength ratings: Triple-A with negative outlook from Standard & Poor’s Ratings Services and Triple-A with negative outlook from Moody’s Investors Service. Please visit MBIA’s Web site at www.mbia.com.

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